EXHIBIT 10.4

PAR Technology Corporation 2015 Equity Incentive Plan

GRANT NOTICE - RESTRICTED STOCK AWARD

PAR Technology Corporation (the "Company"), hereby grants as of the Grant Date to the Participant the number of restricted shares (the "Restricted Stock") of the Company's common stock, par value $0.02 (the "Common Stock") specified below (the "Award").The Award is granted pursuant to the PAR Technology Corporation 2015 Equity Incentive Plan (the "Plan") and is subject to the terms and conditions of this Grant Notice, the Restricted Stock Award Agreement attached to this Grant Notice as Appendix A (the "Award Agreement"), and the Plan (each as amended from time to time). The Plan is incorporated into and forms a part of this Grant Notice and the Option Award Agreement. In the event of any conflict between the Grant Notice or the Award Agreement on the one hand and the Plan on the other hand, the terms of the Plan shall control.

Name of the Participant:	James C. Stoffel
Grant Date:	June 8, 2018
Number of shares of Restricted Stock:	5,334
Vesting Schedule:

The shares of Restricted Stock shall vest in accordance with the following schedule, subject to the Participant's continued employment or service with the Company or any of its subsidiaries or affiliates through the applicable Vesting Date:

100"/o vest on the earlier of: (i) 12 months from the Grant Date and (ii) the date of the Company's 2019 annual meeting of stockholders

Change of Control (as defined in the Plan):	As an exception to the Vesting Schedule, as of the effective date of a Change of Control all unvested shares of Restricted Stock as of such date shall vest.
Death:
As an exception to the Vesting Schedule, in the event the Participant's employment or service with the Company or any of its subsidiaries or affiliates is terminated due to the Participant's death, all unvested shares of Restricted Stock shall immediately vest.

EXHIBIT 10.4

By execution of this Grant Notice, the Participant acknowledges that he or she has received and read the Award Agreement, the Plan, and this Grant Notice, and agrees to be bound by the terms and conditions of the Plan, the Award Agreement, and this Grant Notice. The Participant further acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice, or the Award Agreement.

/s/ Dr. James Stoffel
Participant Signature

PAR Technology Corporation
By: /s/ Donald H. Foley
Title: CEO PAR Technology Corporation

EXHIBIT 10.4

EXHIBIT 10.4

EXHIBIT B

Spousal Consent

I,     Pamela Stoffel     _spouse of     James Stoffel    ,have read and approve the Grant Notice and Restricted Stock Award Agreement (collectively, the "Agreement") to which this Consent of Spouse is attached.

In consideration of PAR Technology Corporation's issuance to my spouse of the shares of Restricted Stock set forth in the Agreement, I hereby appoint my spouse, as my attorney-in-fact in respect to the exercise of any rights under the Agreement and I agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or in any of the shares of Restricted Stock or Common Stock of PAR Technology Corporation issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Capitalized terms not specifica11y defined in this Agreement shall have the meanings specified in the Plan, the Restricted Stock Award Agreement, and the Grant Notice.

Date: June 13, 2018
/s/ Pamela Stoffel
Signature of Spouse

B

EXHIBIT 10.4

EXHIBIT A
83(b) Election Form

The undersigned Taxpayer hereby elects under Section 83(b) of the Internal Revenue Code of 1986, as amended, and Section l.83-2(a) of the Income Tax Regulations, to include in his/her gross income the excess of the Fair Market Value of the property described below over the amount paid therefor by the Taxpayer. In compliance with Reg.§ l.83-2(e) the Taxpayer provides the following information:

1.	The Taxpayer's name, address and taxpayer identification number are as follows:
Name:
Address:
Taxpayer identification number:

2.
The property with respect to which this election is being made is ___ shares of common stock of PAR Technology Corporation, a Delaware corporation (the "Company"), $0.02 par value per share (the "Shares'') .

3.	The date of the transfer of the Shares is ,20_. This election is made for the taxable year
of the Taxpayer ending December 3 I, 20    .

4.	The nature of the restrictions to which the Shares are subject is as follows: The Shares may be forfeited if Taxpayer's continuous service with the Company terminates.

5.	The Fair Market Value of such Shares at the time of transfer to the Taxpayer, determined without regard to any lapse restrictions as defined in Reg. § 1.83-3(i), is per share.

6.	The amount paid for the Shares is $0 per share.

7.	A copy of this election has been furnished by personal delivery to the Company.

The date of this election is _,    20_ .

Taxpayer